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                                                                    Exhibit 16.1


October 22, 1996

Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

We have read the paragraph under the caption "Change in Independent Accountants" in the Registration Statement on Form S-1 of Sipex Corporation to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein concerning our firm.

                                        Very truly yours,

                                        /s/ Ernst & Young LLP

                                        Ernst & Young LLP
                                        Boston, Massachusetts